UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2011
MORRIS PUBLISHING GROUP, LLC
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or other jurisdiction of incorporation)

333-112246	26-2569462
(Commission File Number)	(IRS Employer Identification No.)

725 Broad Street; Augusta, Georgia	30901
(Address of Principal Executive Offices)	(Zip Code)

(706) 724-0851
(Registrants’ Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On March 31, 2011, Morris Publishing Group, LLC filed Form 12b-25 (designated as an “NT 10-K” in the EDGAR filing system) with the Securities and Exchange Commision ("SEC") disclosing its inability to timely file with the SEC its annual report on Form 10-K for the year ended December 31, 2010, stating that the report would be filed not later than April 15, 2011, the 15th calendar day following the due date for the missed report. Due to unexpected delays in completing our consolidated financial statements to be included in the 2010 Form 10-K, including a review of the proper treatment of previously reported items, today we determined that we will be unable to file the 10-K with the SEC within the time specified on the Form 12b-25. Currently, we expect to file the Form 10-K with the SEC within the next week.

As previously described in Form 8-K filed on April 6, 2011, the Form 10-K will include the correction of errors in the accounting for previously reported items, including the accounting for the issuance of the new Floating Rate Secured Notes due 2014 related to our plan of reorganization under Chapter 11 of the Bankruptcy Code (the "Restructuring"). The debt modification in the Restructuring should have been accounted for as debt extinguishment rather than troubled debt restructuring.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2011	MORRIS PUBLISHING GROUP, LLC

	By:	/s/ Steve K. Stone
Steve K. Stone Senior Vice President-Chief Financial Officer